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                                                                   Exhibit 10(b)

                         SPECIAL TERMINATION AGREEMENT


     THIS AGREEMENT entered into as of March 29, 1996, by and between SCOTLAND SAVINGS BANK, INC., SSB (the "Savings Bank") and JOHN B. CLARK (the "Employee") and is joined in by SCOTLAND BANCORP, INC., the parent holding company of the Savings Bank (the "Holding Company").

     WHEREAS, the Employee has heretofore been employed by the Savings Bank as its Senior Vice President; and

     WHEREAS, the Savings Bank is a North Carolina-chartered stock saving bank and the wholly-owned subsidiary of the Holding Company; and

     WHEREAS, the services of the Employee, his experience and knowledge of the affairs of the Savings Bank, and his reputation and contacts in the community are extremely valuable to the Savings Bank; and

     WHEREAS, the Savings Bank wishes to attract and retain such well-qualified employees and it is in the best interests of the Savings Bank and of the Employee to secure the continued services of the Employee notwithstanding any change in control of the Savings Bank or the Holding Company; and

     WHEREAS, the Savings Bank considers the establishment and maintenance of a sound and vital management to be part of its overall corporate strategy and to be essential to protecting and enhancing the best interests of the Savings Bank, the Holding Company and their shareholders; and

     WHEREAS, the parties desire to enter into this Agreement to provide the Employee with security in the event of a change in control of the Savings Bank or the Holding Company to ensure the continued loyalty of the Employee.
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     NOW, THEREFORE, for and in consideration of the premises and mutual promises, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

     1.  Term. The initial term of employment under this Agreement shall be for
         ----
the period commencing upon the effective date of this Agreement and ending three
(3) calendar years from the effective date of this Agreement. On each anniversary of the effective date of this Agreement, the term of this Agreement shall automatically be extended for an additional one year period beyond the then effective expiration date unless written notice from the Savings Bank or the Employee is received 90 days prior to an anniversary date advising the other party that this Agreement shall not be further extended; provided that the Directors shall review the Employee's performance annually and make a specific determination pursuant to such review to renew this Agreement prior to the 90 day notice period.

     2.  Change in Control.
         -----------------

         (a) In the event of a termination of the Employee's employment in connection with, or within twenty-four (24) months after, a "Change in Control" (as defined in Subparagraph (e) below) of the Savings Bank or the Holding Company, for reasons other than for "cause" (as defined in Subparagraph (b) below), the Employee shall be entitled to receive the amounts set forth in Subparagraphs (d) and (f) below. Said sum shall be payable as provided in Subparagraph (g) below.

         (b) For purposes of this Agreement, termination for "cause" shall include termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or

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     willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order.

         (c) The Employee shall have the right to terminate his employment and this Agreement with the Savings Bank upon the occurrence of any of the following events (the "Termination Events") within twenty-four (24) months following a Change in Control of the Holding Company or the Savings Bank:

              (i) Employee is assigned any duties and/or responsibilities that are inconsistent with his position, duties, responsibilities or status at the time of the Change in Control or with his reporting responsibilities or titles with the Savings Bank in effect at such time; or

              (ii) Employee's annual base salary rate is reduced below the annual amount in effect as of the effective date of a Change in Control or as the same shall have been increased from time to time following such effective date; or

              (iii) Employee's life insurance, medical or hospitalization insurance, disability insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans or similar plans or benefits being provided by the Savings Bank or the Holding Company to the Employee as of the effective date of the Change in Control are reduced in their level, scope or coverage, or any such insurance, plans or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Savings Bank or the Holding Company who participated in such benefits prior to such Change in Control; or

              (iv) Employee is transferred to a location which is an unreasonable distance from his current principal work

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               location, without the Employee's express written consent.

     A Termination Event shall be deemed to have occurred on the date such action or event is implemented or takes effect.

     (d) In the event that the Employee's employment is terminated as set forth in Paragraphs 2(a) or 2(c), the Savings Bank will be obligated to pay or cause to be paid to Employee an amount equal to two (2) times the Employee's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

     (e) For the purposes of this Agreement, the term Change in Control shall mean: (i) a change in control of a nature that would be required to be reported in response to Item 1 of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) such time as any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Holding Company or Savings Bank representing 25 percent or more of the combined voting power of the outstanding common stock of the Holding Company or outstanding common stock of the Savings Bank, as applicable; or (iii) individuals who constitute the board of directors of the Holding Company or board of directors of the Savings Bank on the date hereof (the "Incumbent Board" and "Incumbent Savings Bank Board," respectively) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the

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Incumbent Board or Incumbent Savings Bank Board, as applicable, or whose nomination for election by the Holding Company's or Savings Bank's shareholders was approved by the Holding Company's or Savings Bank's board of directors or Nominating Committee, shall be considered as though he or she were a member of the Incumbent Board or Incumbent Savings Bank Board, as applicable; or (iv) either the Holding Company or the Savings Bank consolidates or merges with or into another corporation, association or entity or is otherwise reorganized, where neither the Holding Company nor the Savings Bank, respectively, is the surviving corporation in such transaction; or (v) all or substantially all of the assets of either the Holding Company or the Savings Bank are sold or otherwise transferred to or are acquired by any other entity or group.

     Notwithstanding the other provisions of this Paragraph 2, a transaction or event shall not be considered a Change in Control if, prior to the consummation of occurrence of such transaction or event, Employee and Savings Bank agree in writing that the same shall not be treated as a Change in Control for purposes of this Agreement.

     (f) Such amounts payable pursuant to this Paragraph 2 shall be paid, at the irrevocable option of the Employee, as follows:

Participant's Initials
----------------------

(i)  ___________________  Payment in a lump-sum.

(ii) ___________________  Payment in monthly installments over a fixed reasonable period of time. Such payments shall begin within thirty (30) days following the calendar month in which the Employee terminates his employment with the Savings Bank.

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          (g) Following a Termination Event which gives rise to Employee's rights hereunder, the Employee shall have twelve (12) months from the date of occurrence of the Termination Event to terminate his employment with the Savings Bank pursuant to this Paragraph 2. Any such termination shall be deemed to have occurred only upon delivery to the Savings Bank (or to any successor corporation) of written notice of termination which describes the Change in Control and Termination Event. If the Employee does not so terminate his employment with the Savings Bank within such twelve-month period, he shall thereafter have no further rights hereunder with respect to that Termination Event, but shall retain rights, if any, hereunder with respect to any other Termination Event as to which such period has not expired.

          (h) In the event any dispute shall arise between the Employee and the Savings Bank as to the terms or interpretation of this Agreement, including this Paragraph 2, whether instituted by formal legal proceedings or otherwise, including any action taken by the Employee to enforce the terms of this Paragraph 2 or in defending against any action taken by the Savings Bank, the Savings Bank shall reimburse the Employee for all costs and expenses incurred in such proceedings or actions, including attorneys' fees, in the event the Employee prevails in any such action.

     3.   Successors and Assigns.  This Agreement shall inure to the benefit of
          ----------------------
and be binding upon any corporate or other successor of the Savings Bank which shall acquire, directly or indirectly, by conversion, merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Holding Company or of the Savings Bank.

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     4.   Modification; Waiver; Amendments.  No provision of this Agreement may
          --------------------------------
be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and the Savings Bank, except as herein otherwise provided. No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. With the exception of Paragraph 2(f) of this Agreement which may not be amended, no amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

     5.   Applicable Law.  This Agreement shall be governed in all respects
          --------------
whether as to validity, construction, capacity, performance or otherwise, by the laws of North Carolina, except to the extent that federal law shall be deemed to apply.

     6.   Severability.  The provisions of this Agreement shall be deemed
          ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

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     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first hereinabove written.


                                    SCOTLAND SAVINGS BANK, INC., SSB

(CORPORATE SEAL)
                                    By: /s/ William C. Fitzgerald, III
                                       --------------------------------------
                                       William C. Fitzgerald, III, President
ATTEST:

/s/ Freddie C. Davis
------------------------
      Secretary                     /s/ John B. Clark
------                              -----------------------------------(SEAL)
                                    John B. Clark

     The foregoing agreement is consented and agreed to by Scotland Bancorp, Inc., the parent holding company of Scotland Savings Bank, Inc., SSB.


(CORPORATE SEAL)                    SCOTLAND BANCORP, INC.


ATTEST:                             By: /s/ William C. Fitzgerald, III
                                       ---------------------------------------
                                       William C. Fitzgerald, III, President
/s/ John B. Clark
------------------------
      Secretary
------




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